As filed with the Securities and Exchange Commission on July 29, 1999
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                  FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED
             (exact name of registrant as specified in its charter)

         Pennsylvania                                          22-2476703
(state or other jurisdiction of                              (I.R.S employer
 incorporation or organization)                           identification number)

                               One Franklin Plaza
                          Burlington, New Jersey 08016
                    (address of principal executive offices)

                               -------------------

       Franklin Electronic Publishers, Incorporated 1998 Stock Option Plan
                     (full title of the plan or agreement)

                               -------------------
   Gregory J. Winsky, Esq.                             Copy to:
   Senior Vice President                               Edward H. Cohen, Esq.
   Franklin Electronic Publishers, Incorporated        Rosenman & Colin LLP
   One Franklin Plaza                                  575 Madison Avenue
   Burlington, New Jersey  08016                       New York, New York 10022
   (609) 386-2500                                      (212) 940-8580

            (name, address and telephone number of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed       Proposed
                                      maximum        maximum
Title of                              offering       aggregate      Amount of
Securities to          Amount to be   price          offering       registration
Be registered          registered     per share(1)   price(1)       fee

Common Stock, no par
value                   750,000       $3.00          $2,250,000          $626
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 26, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      Franklin Electronic Publishers, Incorporated (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-14130) are incorporated by reference in this Registration Statement:

            a. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 (File No. 0-14841).

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 9-04(a) of the By-laws provides that a director of the Company shall not be personally liable for monetary damages for any action taken or any failure to take any action, unless (i) the director has breached or failed to perform the duties of his office as set forth in Section 512 of the Pennsylvania Business Corporation Law (the "Pennsylvania BCL") (relating to standard of care and justifiable reliance, as described below) and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The Section does not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal law. The Section does not limit the liability of directors for violations of the federal securities laws in their capacities as directors and officers of the Company.

      Section 512 of the Pennsylvania BCL sets forth the standard of care for directors. As fiduciaries with respect to the corporation they serve, directors are obligated to perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. Section 512 also entitles a director to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by officers or employees of the corporation, attorneys, public accountants, other experts or committees of the board upon which the director does not serve, provided that the director reasonably believes that such persons or committees are competent with respect to the matter in question and the director has no actual knowledge that would cause such reliance to be unwarranted. Directors may, in considering the best interests of the corporation, consider the effects of any action upon the corporation's employees, suppliers and customers, and upon the communities in which the corporation has offices or other establishments, as well as all other pertinent factors. While Section 9-04(a) of the By-laws provides directors with protection from awards of monetary damages for breaches of their duties, including grossly negligent business decisions, it does not eliminate their duty and standard of care. Accordingly, equitable remedies for such breaches, including injunctions, are available.

      Sections 1741 and 1742 of the Pennsylvania BCL permit Pennsylvania corporations to grant indemnification rights to their directors, officers and other persons. The following provisions of Section 9-04 of the By-laws are based upon the indemnification provisions of these Pennsylvania statutes.

      Section 9-04(b) provides that each director or officer of the Company who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, including, without limitation, an action by or in the right of the Company (a shareholder's derivative action), by reason of being or having been a director or officer of the Company in any other capacity, including as a director, officer, employee, agent, partner or fiduciary for another entity, shall be indemnified by the Company to the fullest extent permitted by Pennsylvania law, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such person in connection therewith. The Company shall not, however, indemnify any person for actions determined by a court to have constituted willful misconduct or recklessness.

      Section 9-04(c) obligates the Company to advance to directors or officers the expenses incurred by them in defending any of the proceedings specified above in advance of the final disposition of such proceedings, provided that, so long as Pennsylvania law continues so to require, such payment shall only be made upon delivery to the Company by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined by a court that the person receiving such payments is not entitled to be indemnified.

      Section 9-04(d) provides that the rights to indemnification and to the advancement of expenses conferred in the By-laws shall be contractual rights and shall not be exclusive of any other right that any person may have or acquire under the Company's Articles of Incorporation or By-laws or any statute, agreement or otherwise.

      Section 9-04(f) provides that the Company may procure and maintain insurance, or create a fund, to secure or insure its indemnification obligations whether arising under the By-laws or otherwise. The Company has obtained such insurance.

ITEM 8. EXHIBITS

Exhibit No.    Description
-----------    -----------

   3(a) Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.01 to the Company's Registration Statement on Form S-1, File No. 3-6612 (the "Company's 1986 S-1 Registration Statement))

   3(b) Articles of Amendment to the Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.02 to the Company's Annual Report on Form 10-K for the year ended March 31, 1990 (the "Company's 1990 10-K"))

   3(c)        By-laws of the Company (Incorporated by reference to Exhibit
               3.02 to the Company's 1986 S-1 Registration Statement)

   3(d) Amendment to By-laws of the Company (Incorporated by reference to Exhibit A to the Company's Proxy Statement relating to the 1987 Annual Meeting of Shareholders)

   3(e) Amendment to By-laws of the Company (Incorporated by reference to Exhibit 3.05 to the Company's 1990 10-K)

   4           Franklin Electronic Publishers, Incorporated 1998 Stock Option
               Plan

   5           Opinion of Gregory J. Winsky, Esq.

   23(a)       Consent of Radin, Glass & Co., LLP

   23(b) Consent of Gregory J. Winsky, Esq. (included in Exhibit 5 above)

ITEM 9. UNDERTAKINGS

      1. The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on this 29 day of July, 1999.

                                       FRANKLIN ELECTRONIC PUBLISHERS,
                                       INCORPORATED


                                       By: /s/ Barry J. Lipsky
                                           -------------------------------------
                                           Barry J. Lipsky
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      /s/ Edward H. Cohen                             July 28, 1999
-----------------------------------
Edward H. Cohen, Director


      /s/ Bernard Goldstein                           July 28, 1999
-----------------------------------
Bernard Goldstein, Director


      /s/ Barry J. Lipsky                             July 22, 1999
-----------------------------------
Barry J. Lipsky, Director


      /s/ Leonard M. Lodish                           July 28, 1999
-----------------------------------
Leonard M. Lodish, Director


       /s/ James Meister                              July 28, 1999
-----------------------------------
James Meister, Director


                                                                     , 1999
-----------------------------------                   ---------------
Howard L. Morgan, Director


                                                                     , 1999
-----------------------------------                   ---------------
Jerry R. Schubel, Director


                                                                     , 1999
-----------------------------------                   ---------------
James H. Simons, Director


      /s/ William H. Turner                           July 28, 1999
-----------------------------------
William H. Turner, Director

      /s/ Arnold D. Levitt                            July 22, 1999
-----------------------------------
Arnold D. Levitt, (Interim Chief
Financial Officer and Treasurer)

EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   3(a) Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.01 to the Company's Registration Statement on Form S-1, File No. 3-6612 (the "Company's 1986 S-1 Registration Statement))

   3(b) Articles of Amendment to the Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.02 to the Company's report on Form 10-K for the year ended March 31, 1990 (the "Company's 1990 10-K"))

   3(c)        By-laws of the Company (Incorporated by reference to Exhibit
               3.02 to the Company's 1986 S-1 Registration Statement)

   3(d) Amendment to By-laws of the Company (Incorporated by reference to Exhibit A to the Company's Proxy Statement relating to the 1987 Annual Meeting of Shareholders)

   3(e) Amendment to By-laws of the Company (Incorporated by reference to Exhibit 3.05 to the Company's 1990 10-K)

   4           Franklin Electronic Publishers, Incorporated 1998 Stock Option
               Plan

   5           Opinion of Gregory J. Winsky, Esq.

   23(a)       Consent of Radin, Glass & Co., LLP

   23(b) Consent of Gregory J. Winsky, Esq. (included in Exhibit 5 above)


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